Exhibit 15.1

Our ref Direct tel Email	AEO\605073\3735212v1 + 852 2971 3081 alice.ooi@maplesandcalder.com

Vimicro International Corporation

15th Floor

Shining Tower

No. 35 Xueyuan Road

Haidian District

Beijing 100083 People’s Republic of China

May 12, 2010

Dear Sir

Vimicro International Corporation (the “Company”)

We consent to the reference to our name under the heading “Item 10 – Additional Information – E. Taxation – Cayman Islands Taxation” and “Item 16G Corporate Governance” in the Company’s annual report on Form 20-F for the year ended 31 December 2009, which will be filed with the Securities and Exchange Commission on 12 May, 2010.

Yours faithfully

/s/ Maples and Calder

Maples and Calder